Exhibit 99.1

December 11, 2018

The Board of Directors

Auburn National Bancorporation, Inc.

AuburnBank

100 North Gay Street, P.O. Drawer 3110,

Auburn, Alabama 36831

Ladies and Gentlemen:

I am retiring today as a member of the Board of Directors of Auburn National Bancorporation, Inc. (the “Company”) and as a member of the Board of Directors of AuburnBank (the “Bank”).

It has been a pleasure and a privilege serving the Company and the Bank. I am proud of the Company and the Bank, its management and its employees and all they have accomplished over the years.

I have no disagreements with the Company, the Bank or their management, board of directors or any of their board committees.

Sincerely,

E. L. Spencer, Jr.